As filed with the Securities and Exchange Commission on April 15, 2021

Registration No. 333-254580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SkyWater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	37-1839853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Sonderman

President and Chief Executive Officer

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin K. Greenslade William J. Curtin Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (703) 610-6189	Steve Manko Chief Financial Officer SkyWater Technology, Inc. 2401 East 86th Street Bloomington, Minnesota 55425 (952) 876-8504	Heidi E. Mayon Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed for the purpose of filing Exhibits 5.1, 10.4.1 and 23.2 to the Registration Statement (Registration No. 333-254580). No changes or additions are being made hereby to the prospectus constituting Part I of the Registration Statement or to Item 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, such prospectus and Items 13, 14, 15, 16(b) and 17 of Part II have not been included in this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement

3.1*	Form of Certificate of Incorporation of SkyWater Technology, Inc. (the “Company”) (to be effective before the closing of the offering)

3.2*	Form of Bylaws of the Company (to be effective before the closing of the offering)

4.1*	Form of Registration Rights Agreement

5.1	Opinion of Hogan Lovells US LLP regarding validity of the securities being registered

10.1*+	Form of SkyWater Technology, Inc. 2021 Equity Incentive Plan (“2021 Equity Incentive Plan”)

10.2*+	Form of Nonqualified Stock Option Agreement pursuant to 2021 Equity Incentive Plan

10.3*+	Form of Incentive Stock Option Agreement pursuant to 2021 Equity Incentive Plan

10.4*+	Form of Restricted Stock Unit Agreement pursuant to 2021 Equity Incentive Plan

10.4.1+	Form of Restricted Stock Unit Agreement for Directors pursuant to 2021 Equity Incentive Plan

10.5*+	Form of SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan

10.6*†	Process Technology License Agreement, dated as of March 1, 2017, by and between Cypress Semiconductor Corporation and Cypress Semiconductor (Minnesota) Inc.

10.7*	Amendment No. 1 to the Process Technology License Agreement, dated as of March 19, 2020, by and between Cypress Semiconductor Corporation and SkyWater Technology Foundry, Inc. (f/k/a Cypress Semiconductor (Minnesota) Inc.)

10.7.1*†	Amendment No. 2 to the Process Technology License Agreement, dated as of April 16, 2020, by and between Cypress Semiconductor Corporation and SkyWater Technology Foundry, Inc. (f/k/a Cypress Semiconductor (Minnesota) Inc.)

10.8*	Management Fee Agreement, dated as of March 1, 2017, by and between SkyWater Technology Foundry, Inc. and Oxbow Industries, LLC

10.9*+	Project Patriot Bonus Agreement, dated as of August 28, 2020, by and between SkyWater Technology Foundry, Inc. and Tom Sonderman

10.10*+	Project Patriot Bonus Agreement, dated as of August 28, 2020, by and between SkyWater Technology Foundry, Inc. and Steve Wold

10.11*+	Project Patriot Bonus Agreement, dated as of August 28, 2020, by and between SkyWater Technology Foundry, Inc. and Steve Manko

10.12*+	Form of Restricted Unit Agreement, by and between CMI Acquisition, LLC and certain directors of CMI Acquisition, LLC

10.13*+	Form of Restricted Unit Unit Agreement, by and between CMI Acquisition, LLC and certain officers of CMI Acquisition, LLC

10.14*+	Redemption Agreement, dated as of December 29, 2020, by and between CMI Acquisition, LLC and Thomas Lujan

10.15*+	Redemption Agreement, dated as of December 29, 2020, by and between CMI Acquisition, LLC and Gary Obermiller

10.16*	Purchase Agreement, dated as of September 29, 2020, by and between SkyWater Technology Foundry, Inc. and Oxbow Realty Partners, LLC

10.17*	Lease, dated as of September 30, 2020, by and between Oxbow Realty Partners, LLC, as landlord, and SkyWater Technology Foundry, Inc., as tenant

10.18*	Amended and Restated Credit Agreement, dated as of December 28, 2020, by and among Wells Fargo Bank, National Association, as administrative agent, lead arranger and book runner, the lenders party thereto, CMI Acquisition, LLC, SkyWater Technology Foundry, Inc. and the other borrowers party thereto

10.19*	Waiver, Consent and First Amendment to Amended and Restated Credit Agreement, dated as of March 19, 2021, by and among Wells Fargo Bank, National Association, as administrative agent, CMI Acquisition, LLC, SkyWater Technology Foundry, Inc. and the other borrowers party thereto

10.20*	Warrant Purchase Agreement, dated as of December 27, 2020, by and between CMI Acquisition, LLC and Gordon Brothers Finance Company

10.21*	Technology and Economic Development Agreement, dated January 25, 2021, by and between Osceola County, Florida and SkyWater Florida, Inc., and joined for limited purposes by ICAMR, Inc.

10.22*	Form of Indemnification Agreement

10.23*+	SkyWater Technology, Inc. Executive Severance and Change of Control Plan

10.24*+	SkyWater Technology, Inc. Non-Employee Director Compensation Policy

21.1*	List of Subsidiaries

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

*	Previously filed.
+	Indicates a management contract or any compensatory plan, contract or arrangement.
†	Certain identified portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on April 15, 2021.

SKYWATER TECHNOLOGY, INC.

By:	/s/ Thomas Sonderman
Name:	Thomas Sonderman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Thomas Sonderman Thomas Sonderman	President and Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2021

/s/ Steve Manko Steve Manko	Chief Financial Officer (Principal Financial Officer)	April 15, 2021

/s/ Khoua Yang Khoua Yang	Vice President of Finance (Principal Accounting Officer)	April 15, 2021

* Wendi B. Carpenter	Director	April 15, 2021

* John T. Kurtzweil	Director	April 15, 2021

* Thomas R. Lujan	Director	April 15, 2021

* Gary J. Obermiller	Director	April 15, 2021

* Loren A. Unterseher	Director	April 15, 2021

*By:	/s/ Steve Manko
Steve Manko Attorney-in-Fact